EXHIBIT 32.1

Certification of
Chief Executive Officer
of Buckeye Ventures, Inc. Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the annual report on Form 10-KSB (the “Form 10-KSB”) for the fiscal year ended December 31, 2006, of Buckeye Ventures, Inc. (the “Company”).  I, Alan J. Mintz, the Chief Executive Officer of the Company, certify that, to the best of my knowledge:

(1)                                  The Form 10-KSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished as an exhibit to the Form 10-KSB pursuant to Item 601(6)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-KSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: April 15, 2007	By:	/s/ Alan J. Mintz
Alan J. Mintz
President and Chief Executive Officer
(Principal Executive Officer)